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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated July 29, 1997, accompanying the consolidated financial statements of Vasomedical, Inc. and Subsidiaries included in the Company's 1997 Annual Report on Form 10-K which is incorporated by reference in this Registration Statement on Form S-3 (the "Registration Statement"). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".



GRANT THORNTON LLP

Melville, New York
August 7, 1997